Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 17, 2008, related to the consolidated financial statements of A.D.A.M., Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 in the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-92403).

/s/ TAUBER & BALSER, P.C.

Atlanta, Georgia

August 7, 2009